UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

 _______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 24, 2017

OrangeHook, Inc.

(Exact name of Registrant as Specified in its Charter)

Florida	000-54249	27-1230588
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

319 Barry Avenue South #300

Wayzata, Minnesota 55391

 (Address of Principal Executive Offices including Zip Code)

(442) 500-4665

 (Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1 Entry into a Material Definitive Agreement

On January 24, 2017, OrangeHook, Inc. (the “Company”), LifeMed ID, Inc., a wholly owned subsidiary of the Company (“LifeMed”), and Lenovo HK Limited (“Lenovo”) entered into Amendment 1 (the “Amendment”) to the Business Partner Agreement dated as of March 10, 2016 (the “Agreement”).

Under the Agreement, Lenovo bundles certain LifeMed software with Lenovo hardware that Lenovo provides to third party end users in exchange for monthly service fees, and LifeMed is entitled to a portion of such fees. Among other changes to the mechanics of implementing the arrangement under the Agreement, the Amendment provides that Lenovo will pay LifeMed its portion of the fees upfront upon entrance into agreements with end users, which will be subject to a true-up by LifeMed for any monthly fees that are not subsequently paid by the end user. In addition, as part of the Amendment, the Company has agreed to guarantee the obligations of LifeMed under the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OrangeHook, Inc.

Date: January 30, 2017	By:	/s/ James Mandel
James Mandel
President and Chief Executive Officer